Exhibit 4.1

NBTY, INC.

$200,000,000

7 1/8% Senior Subordinated Notes due 2015

PURCHASE AGREEMENT

September 16, 2005

J.P. MORGAN SECURITIES INC.

As Representative of the
several Initial Purchasers listed
in Schedule II hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue, 5th floor
New York, New York  10017

Ladies and Gentlemen:

NBTY, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $200,000,000 aggregate principal amount of its 7 1/8% Senior Subordinated Notes due 2015 (the “Notes”).  The Notes will be issued pursuant to an Indenture to be dated as of September 23, 2005 (the “Indenture”) among the Company, those Guarantors listed on Schedule I hereto (the “Guarantors” and, together with the Company, the “Issuers”) and The Bank of New York, as trustee (the “Trustee”).  The Notes will be guaranteed on a senior subordinated basis by the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”); provided, however, the Guarantees, other than the Guarantees of Solgar Holdings, Inc., Solgar, Inc. and Solgar Mexico Holdings, LLC, which will be obligated to provide such Guarantees after such time as the Company would not be required to file separate financial statements for Solgar Holdings, Inc. with the Securities and Exchange Commission, will not become effective until such time as all of the Company’s issued and outstanding 8 5/8% Senior Subordinated Notes due 2007 have been repaid in full.  The Company hereby confirms its agreement with J.P. Morgan Securities Inc. (the “Representative”), Adams Harkness, Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and RBC Capital Markets Corporation (collectively, the “Initial Purchasers”) concerning the purchase of the Securities by the Initial Purchasers.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom.  The Company has prepared a preliminary offering memorandum dated September 9, 2005 (the “Preliminary Offering Memorandum”) and an offering memorandum dated the date hereof (the “Final Offering Memorandum”) setting forth information concerning the Company, the Guarantors, the Notes and the Exchange Notes (as defined below).  Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  Any references herein to the Preliminary Offering Memorandum and the Final Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in accordance with Section 2.

Holders of the Securities (including the Initial Purchasers and their respective direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Annex B (the “Registration Rights Agreement”), pursuant to which the Issuers will agree to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) registering an issue of senior subordinated notes of the Company (the “Exchange Notes”) and an issue of senior subordinated guarantees by the Guarantors (the “Exchange Guarantees” and, together with the Exchange Notes, the “Exchange Securities”) which, together, are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement with respect to the resale of the Securities pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”).

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Final Offering Memorandum.

1.             Representations, Warranties and Agreements of the Issuers.  The Issuers, jointly and severally, represent and warrant to, and agree with, each Initial Purchaser on and as of the date hereof and the Closing Date (as defined in Section 3) that:

(a)           Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, did not, and on the Closing Date the Final Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein (collectively, the “Initial Purchasers’ Information”).

(b)           Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Final Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(d)           The Company and each of the Subsidiaries (as defined in paragraph (e) below) have been duly incorporated or formed, as the case may be, and are validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)           The Company has an authorized capitalization as set forth in the Final Offering Memorandum under the heading “Capitalization”; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.  The entities listed on Schedule I hereto are the only subsidiaries (as defined in the “Description of Notes” section of the Final Offering Memorandum) of the Company (collectively, the “Subsidiaries”).  All of the outstanding shares of capital stock or membership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (other than any lien securing that certain Second Amended and Restated Credit Agreement, as amended and restated on August 1, 2005, and as further amended thereafter, among NBTY, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A. (the “Senior Credit Facility”)).

(f)            The Issuers have all requisite corporate or other organizational power and authority to execute and deliver this Agreement, the Indenture, the Registration

Rights Agreement and the Securities (collectively, the “Transaction Documents”) and to perform their respective obligations under the Transaction Documents; and all corporate or other organizational action required to be taken by each of the Issuers for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g)           This Agreement has been duly authorized, executed and delivered by each of the Issuers and, assuming due execution and delivery by the Initial Purchasers, constitutes a valid and legally binding agreement enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies or (iii) the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

(h)           The Registration Rights Agreement has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies or (iii) the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

(i)            The Indenture has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

(j)            The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered, as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and the Guarantees have been duly authorized by each of the Guarantors and, when the Guarantees have been duly executed, authenticated, issued and delivered as provided in the Indenture and when the Notes have been executed, authenticated, issued and delivered and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

(k)           On the Closing Date, the Exchange Securities (including the related Exchange Guarantees) will have been duly authorized by each of the Issuers, as the case may be, and, when executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers entitled to the benefits of the Indenture, enforceable against the Company, as issuer, and the Guarantors, each as a Guarantor of the Notes in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

(l)            Each Transaction Document conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

(m)          The execution, delivery and performance by each of the Issuers of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by each of the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or the provisions of, or constitute a default under, or, with notice or lapse of time or both, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any of the Issuers is a party or by which any of the Issuers is bound or to which any of the property or assets of any of the Issuers is subject, nor (ii) will such actions result in any violation of (x) the provisions of the charter or by-laws of any of the Issuers or (y) any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the Issuers or any of their respective properties or assets, except, in all such cases other than clause (ii)(x), to the extent as would not have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by any of the Issuers of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement or (iii) where the failure to obtain such consents approvals, authorizations, filings, registrations, or qualifications would not have, individually or in the aggregate, a Material Adverse Effect.

(n)           Each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Exchange Act and published rulings and regulations thereunder.  The historical financial statements (including the related notes) of the Company contained in the Final Offering Memorandum comply, in all material respects, with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except to the extent described in the Final Offering Memorandum); such historical financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, except as disclosed therein; and the financial information contained in the Final Offering Memorandum under the headings “Summary—Summary historical consolidated financial data,” “Capitalization,” “Selected historical consolidated financial data,” and “Management’s discussion and analysis of financial condition and results of operations” is derived from the accounting records of the Company and the Subsidiaries and fairly presents, in all material respects, the information purported to be shown thereby.  The other historical financial and statistical information and data included in the Final Offering Memorandum fairly presents, in all material respects, the information purported to be shown thereby.

(o)           Except as disclosed in the Final Offering Memorandum, there are no legal or governmental proceedings (including, without limitation, before the United States Food and Drug Administration (the “FDA”), the Federal Trade Commission (the “FTC”), the Consumer Product Safety Commission (the “CPSC”), the United States Department of Agriculture (the “USDA”), the Environmental Protection Agency (the “EPA”), the U.K. Foods Standard Agency (“FSA”) and the U.K. Department of Health pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Final Offering Memorandum, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p)           To the best knowledge of the Issuers, no action has been taken and no statute, rule, regulation, injunction or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities and no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Issuers which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Final Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Issuers, threatened against or affecting any Issuer before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant to the Transaction Documents; and the Issuers have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Final Offering Memorandum.

(q)           Neither the Company nor any of the Subsidiaries is (i) in violation of its charter, by-laws or operating agreement, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ property or assets is subject, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) in violation of any law (including, without limitation, the Federal Food, Drug and Cosmetic Act and the Dietary Supplement Health and Education Act of 1994), ordinance, governmental rule, regulation, order, judgment or decree to which it or its property or assets may be subject, which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(r)            The Company and each of the Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, the FDA, the FTC, the CPSC, the USDA, the EPA, FSA, the U.K. Department of Health) which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Final Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except where the failure to renew any such license, certificate, authorization or permit, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(s)           The Company and each of the Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect; and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company or any of the Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(t)            Neither the Company nor any of the Subsidiaries is (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of any thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(u)           The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)           The Company and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate in the Company’s reasonable opinion to protect the Company and the Subsidiaries and their respective businesses.  Neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements are required or necessary to be made in order to continue such insurance.

(w)          The Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “intellectual property”) necessary for the conduct of their respective businesses, except where the failure to own or possess, have the right to use, or otherwise be able to acquire such intellectual property would not, singularly or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with, and the Company and the Subsidiaries have not received any notice of any claim of conflict with, any such material rights of others, in each case which conflict, individually or in the aggregate, would have a Material Adverse Effect.

(x)            The Company and each of the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title other than (i) liens, encumbrances and claims securing the Senior Credit Facility or as disclosed in the Final Offering Memorandum or (ii) liens, encumbrances, claims and defects and imperfections of title that (I) do not materially interfere with the use made and proposed to be made of such property or (II) could not reasonably be expected to have a Material Adverse Effect.

(y)           No labor disturbance by or dispute with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company and the Subsidiaries, is contemplated or threatened, to the extent as could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; there is no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries nor, to the best knowledge of the Company and the Subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations boards, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any or the Subsidiaries or, to the best knowledge of the Company and the Subsidiaries, threatened against any of them, in each case, to the extent as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)            No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of the Subsidiaries, or any entity that together with the Company or any Subsidiary is treated as a single employer under Section 414 (b), (c), (m) or (e) of the Code, which, in each case, could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan, including, without limitation, each such pension plan that is intended to be qualified under Section 401(a) of the Code, is in compliance in all material respects with applicable law, including ERISA and the Code, except for instance of noncompliance which could not reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of the Subsidiaries would have any liability which could reasonably be expected to have a Material Adverse Effect.

(aa)         There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of any pollutant or contaminant, or any toxic, hazardous or other substance, waste or constituent (“Material”) by, due to or caused by the Company or any of the Subsidiaries (or, to the best knowledge of the Company and the Subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of the Subsidiaries is or could reasonably be expected to be liable) at, upon, under or from any of the property now or previously owned, leased or operated by the Company or any of the Subsidiaries (or any predecessor), or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any Material with respect to which the Company or any of the Subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(bb)         Neither the Company, any of the Subsidiaries nor, to the best knowledge of the Company and the Subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc)         Prior to and immediately after the closing of the offering of the Notes, each of (x) the Company and (y) the Guarantors, taken as a whole, (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Final Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to an Issuer at a particular time, that at such time (i) the present fair market value (or present fair saleable value) of the assets of such Issuer is not less than the total amount required to pay the probable liabilities of such Issuer, as the case may be, on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Issuer is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Issuer has not incurred and is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such Issuer is not engaged in any business or transaction, and does not intend to engage in any business or transaction, for which its property would constitute unreasonably small capital.  In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(dd)         Except as described in the Final Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of the Subsidiaries.

(ee)         Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Final Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ff)           No Issuer is a party to any contract, agreement or understanding with any person (other than the Initial Purchasers) that would give rise to a valid claim against such Issuer or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(gg)         The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(hh)         None of the Issuers nor any of their affiliates (“Affiliates”) (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has,

directly or through any agent (other than the Initial Purchasers, as to which no representation is made), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ii)           None of the Issuers nor any of their respective affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities, and all such persons have complied with the offering restrictions requirement of Regulation S.

(jj)           There are no holders of securities of the Issuers who, by reason of the execution by the Issuers of any of the Transaction Documents or the consummation of the transactions contemplated therein (except as contemplated by the Registration Rights Agreement), have the right to request or demand that the Issuers register under the Securities Act any securities held by them.

(kk)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)           Since the date as of which information is given in the Final Offering Memorandum, except as otherwise expressly stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), or in the results of operations, business, management or prospects of the Company and the Subsidiaries taken as a whole, (ii) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company and the Subsidiaries, except in the normal course of business, or any dividend or distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of its capital stock.

(mm)       There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the United States Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications which failure could reasonably be expected to have a Material Adverse Effect.

2.             Purchase and Resale of the Notes.  (a)  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the respective principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule II hereto at a purchase price equal to 97.8780375% of the principal amount thereof.  The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

(b)           Each Initial Purchaser has advised the Issuers that it proposes to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Final Offering Memorandum.  Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuers that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii)(a) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only to, persons whom it reasonably believes to be qualified institutional buyers (“Qualified Institutional Buyers”) as defined in Rule 144A under the Securities Act (as such rule may be amended from time to time, “Rule 144A”), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions in accordance with Rule 144A or (b) in accordance with the restrictions set forth in Annex A hereto.  Each Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Issuers pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Final Offering Memorandum (and any amendment or supplement thereto that the Issuers shall have furnished to the Initial Purchasers prior to the date of such confirmation of sale).  In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (h), counsel for any of the Issuers and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and the Initial Purchasers hereby consents to such reliance.

(c)           The Issuers acknowledge and agree that the Initial Purchasers may sell Securities to any of their affiliates and that any such affiliate may sell Securities purchased by it to any Initial Purchaser.

(d)           Each of the Issuers acknowledges and agrees that each of the Initial Purchasers is acting solely in the capacity of an arm’s length contractual counterparty to each of the Issuers with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, any of the Issuers or any other person.  Additionally, no Initial Purchasers is advising any Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of Initial Purchasers shall have responsibility or liability to the Company with respect thereto.  Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuers.

3.             Delivery of and Payment for the Notes.  (a)  Delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on September 23, 2005, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the “Closing Date”).

(b)           On the Closing Date, payment of the purchase price for the Notes shall be made to the Company by wire or book-entry transfer of same-day funds against delivery to the Initial Purchasers of the certificates evidencing the Notes.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder.  Upon delivery, the Notes shall be in global form, registered in such names and in such denominations as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date.  The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

4.             Further Agreements of the Issuers.  Each Issuer agrees, jointly and severally, with each Initial Purchaser:

(a)           to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Final Offering Memorandum untrue or which requires the making of any additions to or changes in the Final Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

(b)           to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

(c)           prior to making any amendment or supplement to the Final Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

(d)           if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur, information shall become known or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, to promptly prepare (subject to Section 4(c) above) such amendment or supplement as may be necessary to correct such untrue statement or omission so that the Final Offering Memorandum, as so amended or supplemented, will comply with applicable law;

(e)           for so long as the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

(f)            for so long as the Securities are outstanding, to furnish to the Initial Purchasers, unless publicly available, copies of any reports and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Notes pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

(g)           to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided, however, that no Issuer shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction;

(h)           to use its reasonable best efforts to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”);

(i)            not to, and to cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the sale of the Securities under the Securities Act;

(j)            except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to use its reasonable best efforts to cause its Affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Final Offering Memorandum; and not to engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities, and all such persons will comply with the offering restrictions requirement of Regulation S;

(k)           for a period of 90 days from the date of the Final Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities or guaranteed by the Issuers (other than the Securities) without the prior written consent of the Initial Purchasers;

(l)            without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

(m)          not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

(n)           in connection with the offering of the Securities, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to use its reasonable efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

(o)           in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

(p)           to do and perform all things required to be done and performed by it under this Agreement and the Registration Rights Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

(q)           prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified, including the speech by Harvey Kamil at the CL King Best Ideas Conference), without the consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

(r)            to apply the net proceeds from the sale of the Securities as set forth in the Final Offering Memorandum under the heading “Use of proceeds.”

5.             Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser hereunder is subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuers contained herein, to the accuracy of the statements of the Issuers and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Issuers of their obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(b)           The Initial Purchasers shall not have disclosed to the Company on or prior to the Closing Date that the Final Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Final Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby (including any agreements or documents executed and delivered in connection therewith), shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

(d)           Milbank, Tweed, Hadley & McCloy LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

(e)           Hyman, Phelps & McNamara, P.C. shall have furnished to the Initial Purchasers their written opinion, as United States regulatory counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex D hereto.

(f)            Squire, Sanders & Dempsey L.L.P. shall have furnished to the Initial Purchasers their written opinion, as special Florida counsel to Rexall Sundown, Inc., addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex E hereto.

(g)           Irene Fisher, Esq. shall have furnished to the Initial Purchasers her written opinion, as counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex F hereto.

(h)           The Initial Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

(i)            The Company shall have furnished to the Initial Purchasers a “comfort” letter of Deloitte & Touche LLP addressed to the Initial Purchasers and dated the date hereof, in form and substance previously approved by the Initial Purchasers and counsel for the Initial Purchasers.

(j)            The Company shall have furnished to the Initial Purchasers a “comfort” letter of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance previously approved by the Initial Purchasers and counsel for the Initial Purchasers.

(k)           The Company shall have furnished to the Initial Purchasers a “bring-down comfort letter” of Deloitte & Touche LLP, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

(l)            The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have examined the Final Offering Memorandum, (B) in their opinion, the Final Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Final Offering Memorandum so that the Final Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Final Offering Memorandum, there has been no material adverse change in the financial position or results of operations of the Company or any of its Subsidiaries, taken as a whole, or any material adverse change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, except as expressly set forth in the Final Offering Memorandum.

(m)          The Initial Purchasers shall have received on the Closing Date a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Issuers.

(n)           The Indenture shall have been duly executed and delivered on the Closing Date by each of the Issuers and the Trustee, and the Securities shall have been duly executed and delivered by each of the Issuers and duly authenticated by the Trustee.

(o)           The Securities shall have been approved on or before the Closing Date by the NASD for trading in the PORTAL Market.

(p)           If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Final Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

(q)           There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Representative would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

(r)            Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Final Offering Memorandum (exclusive of any amendment or supplement thereto), other than as expressly described in the Final Offering Memorandum, there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

(s)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance, sale or resale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance, sale or resale of the Securities.

(t)            Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company’s other debt securities or preferred stock.

(u)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Final Offering Memorandum.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.             Termination.  The obligations of the Initial Purchasers hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5 (q), (r), (s), (t) or (u) shall have occurred and be continuing.

7.             Reimbursement of Initial Purchasers’ Expenses.  If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for such out-of-pocket expenses (including documented reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Notes.

8.             Indemnification.  (a)  Each of the Issuers jointly and severally agree to indemnify and hold harmless each of the Initial Purchasers, each of its affiliates, officers, directors, employees, representatives and agents, and each person, if any, who controls any of the Initial Purchasers within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a) and Section 9 as the Initial Purchasers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Initial Purchasers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuers pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchasers promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Initial Purchasers’ Information; and provided, further, however, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by any such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Final Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Final Offering Memorandum and the Final Offering Memorandum does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact unless, in either case, such failure to deliver the Final Offering Memorandum was a result of non-compliance by the Issuers with Section 4(b).

(b)           Each Initial Purchaser shall, severally and not jointly, indemnify and hold harmless each of the Issuers, their respective affiliates, officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any Issuer may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchasers’ Information, and shall reimburse the Company promptly upon demand for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of such claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that the indemnifying party was otherwise unaware of such claim or the commencement of such action and it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless

(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees, disbursements and other charges of counsel as contemplated by the third sentence of this paragraph (c), the indemnifying party agrees that it shall be liable for any settlement of any action without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request for reimbursement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, however, that such indemnifying party shall not be liable for any settlement effected without its consent pursuant to this sentence if such indemnifying party is contesting, in good faith, the request for reimbursement.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding.

The obligations of the Issuers and the Initial Purchasers in this Section 8 and in Section 9 are in addition to any other liability that the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.  In addition, the obligations of the

Guarantors in Sections 8, 9 and 12 shall not be effective until such time as the Guarantors’ guarantees of the Notes are effective.

9.             Contribution.  If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to the Initial Purchasers’ Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 9, any Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.           Defaulting Initial Purchaser.

(a)           If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Final Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Final Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule II hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 7 hereof and except that the provisions of Sections 8 and 9 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and each Issuer and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.           Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Issuers’ counsel and independent accountants; (f) the reasonable fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including reasonable and documented related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 7, the Initial Purchasers shall pay its own costs and expenses.

13.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

14.           Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to the Representative, c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Lauren Camp (telecopier no.: (212) 270-1063); or

(b)           if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Final Offering Memorandum, Attention:  Harvey Kamil (telecopier no.:  (631) 567-7148).

15.           Definition of Terms.  For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

16.           Initial Purchasers’ Information.  The parties hereto acknowledge and agree that for all purposes of this Agreement (including, but not limited to, Section 1(a), Section 8 and Section 9) the Initial Purchasers’ Information consists solely of the following information in the Preliminary Offering Memorandum and the Final Offering Memorandum:  the statements concerning the Initial Purchasers contained in the third paragraph, the fifth sentence of the tenth paragraph, the twelfth paragraph and thirteenth paragraph of the section entitled “Plan of Distribution”.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principals of conflicts of laws thereof.

18.           Counterparts.  This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.           Amendments.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between each of the Issuers and the Initial Purchasers in accordance with its terms.

NBTY, INC.
By:	/s/ Michael C. Slade
Name: Michael C. Slade
Title: Senior Vice President

S-1

ARCO PHARMACEUTICALS, INC.
BIOSMART DIRECT SALES, LLC
DE TUINEN LTD.
DIABETES AMERICAN RESEARCH CORP.
DYNAMIC ESSENTIALS (DE), INC.
EUROLEAN RESEARCH, LLC
FOOD SYSTEMS, INC.
HEALTHWATCHERS (DE), INC.
MET-RX NUTRITION, INC.
MET-RX SUBSTRATE TECHNOLOGY, INC.
MET-RX USA, INC.
NABARCO ADVERTISING ASSOCIATES, INC.
NATURAL WEALTH NUTRITION
CORPORATION
NATURESMART, LLC
NBTY AVIATION, LLC
NBTY CAM COMPANY
NBTY CANADA ACQUISITION, INC.
NBTY CHINA HOLDINGS, INC.
NBTY CHINA, INC.
NBTY DISTRIBUTION, INC.
NBTY FLIGHT SERVICES, LLC
NBTY PAH, LLC
NBTY TRANSPORTATION, INC.
NBTY UKRAINE 1, LLC
NBTY UKRAINE 2, LLC
NBTY UKRAINE, INC.
NUTRITION HEADQUARTERS (DE), INC.
OMNI VITAMIN AND NUTRITION CORP.
PHYSIOLOGICS, LLC
PRECISION ENGINEERED LIMITED (USA)
PURITAN’S PRIDE, INC.
REXALL, INC.
REXALL SUNDOWN, INC.
REXALL US DELAWARE, INC.
RICHARDSON LABS, INC.
RXSD INC.
SUNDOWN, INC.
THE NON-IRRADIATED HERBAL
MANUFACTURERS GROUP, LLC
UNITED VITAMIN MANUFACTURING CORP.
WORLDWIDE SPORT NUTRITIONAL
SUPPLEMENTS, INC.

By:	/s/ Harvey Kamil
Name: Harvey Kamil
Title: President

AMERICAN HEALTH, INC.
ARTHRITIS RESEARCH CORP.
GOOD ‘N NATURAL MANUFACTURING CORP.
HOLLAND & BARRETT LTD.
LIFE’S FINEST, INC.
NATURAL WEALTH NUTRITION
CORPORATION
NATURE’S BOUNTY INC.
NATURE’S BOUNTY MANUFACTURING CORP.
NATURE’S BOUNTY, INC.
PRECISION ENGINEERED LIMITED (USA)
UNITED STATES NUTRITION, INC.
UNITED VITAMIN MANUFACTURING CORP.
VITAMIN WORLD (BOCA), LLC
VITAMIN WORLD (VI), INC.
VITAMIN WORLD OF GUAM LLC
VITAMIN WORLD ONLINE, INC.
VITAMIN WORLD OUTLET STORES, INC.
VITAMIN WORLD, INC.

By:	/s/ Michael C. Slade
Name: Michael C. Slade
Title: Senior Vice President

NBTY CAH COMPANY
NBTY MANUFACTURING, LLC

By:	/s/ Dan Parkhideh
Name: Dan Parkhideh
Title: Secretary

Accepted:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule II hereto.

By:	/s/ Lauren Camp
Authorized Signatory

SCHEDULE I

Subsidiaries/Guarantors

DOMESTIC SUBSIDIARIES; FOREIGN SUBSIDIARIES

DOMESTIC SUBSIDIARIES
*	AMERICAN HEALTH, INC.
*	ARCO PHARMACEUTICALS, INC.
*	ARTHRITIS RESEARCH CORP.
*	BIOSMART DIRECT SALES, LLC
*	DE TUINEN LTD.
*	DIABETES AMERICAN RESEARCH CORP.
*	DYNAMIC ESSENTIALS (DE), INC.
*	EUROLEAN RESEARCH, LLC
*	FOOD SYSTEMS, INC.
*	GOOD ‘N NATURAL MANUFACTURING CORP.
*	HEALTHWATCHERS (DE), INC.
*	HOLLAND & BARRETT LTD.
*	LIFE’S FINEST, INC.
*	MET-RX NUTRITION, INC.
*	MET-RX SUBSTRATE TECHNOLOGY, INC.
*	MET-RX USA, INC.
*	NABARCO ADVERTISING ASSOCIATES, INC.
*	NATURAL WEALTH NUTRITION CORPORATION
*	NATURE’S BOUNTY INC.
*	NATURE’S BOUNTY MANUFACTURING CORP.
*	NATURE’S BOUNTY, INC.
*	NATURESMART, LLC
*	NBTY AVIATION, LLC
*	NBTY CAH COMPANY
*	NBTY CAM COMPANY
*	NBTY CANADA ACQUISITION, INC.
*	NBTY CHINA HOLDINGS, INC.
*	NBTY CHINA, INC.
*	NBTY DISTRIBUTION, INC.
*	NBTY FLIGHT SERVICES, LLC
*	NBTY MANUFACTURING, LLC
*	NBTY PAH, LLC
*	NBTY TRANSPORTATION, INC.
*	NBTY UKRAINE 1, LLC
*	NBTY UKRAINE 2, LLC
*	NBTY UKRAINE, INC.
*	NUTRITION HEADQUARTERS (DE), INC.
*	OMNI VITAMIN AND NUTRITION CORP.
*	PHYSIOLOGICS, LLC
*	PRECISION ENGINEERED LIMITED (USA)

*	PURITAN’S PRIDE, INC.
*	REXALL, INC.
*	REXALL SUNDOWN, INC.
*	REXALL US DELAWARE, INC.
*	RICHARDSON LABS, INC.
*	RXSD INC.
SOLGAR HOLDINGS, INC.(1)
SOLGAR MEXICO HOLDINGS, LLC(1)
SOLGAR, INC.(1)
*	SUNDOWN, INC.
*	THE NON-IRRADIATED HERBAL MANUFACTURERS GROUP, LLC
*	UNITED STATES NUTRITION, INC.
*	UNITED VITAMIN MANUFACTURING CORP.
*	VITAMIN WORLD (BOCA), LLC
*	VITAMIN WORLD (VI), INC.
*	VITAMIN WORLD OF GUAM LLC
*	VITAMIN WORLD ONLINE, INC.
*	VITAMIN WORLD OUTLET STORES, INC.
*	VITAMIN WORLD, INC.
*	WORLDWIDE SPORT NUTRITIONAL SUPPLEMENTS, INC.

*	Denotes entity is a Guarantor of the Notes.

(1)  Solgar Holdings, Inc., Solgar, Inc. and Solgar Mexico Holdings, LLC will become Guarantors as promptly as practicable after such time that the Company would not be required to file separate finan-cial statements for Solgar Holdings, Inc. with the SEC pursuant to Rule 3-10, paragraph G of Regula-tion S-X.